MARQETA REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS
The global modern card issuer reported $67 billion in Total Processing Volume with Net Revenue of $118 million in the first quarter of 2024.
OAKLAND, Calif. – May 7, 2024 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the first quarter ended March 31, 2024.

The Company reported Total Processing Volume (TPV) of $67 billion, representing a year-over-year increase of 33% driven by volume growth across several use cases.
Marqeta reported Net Revenue of $118 million, a decrease of 46% year over year, which included a 58 percentage point negative growth impact due to the change in revenue presentation resulting from the new Cash App contract effective as of July 2023. The Company saw Gross Profit of $84 million for the quarter, down 6% year-over-year, primarily due to the new pricing for Cash App.
GAAP Net Loss for the quarter was $36 million. Adjusted EBITDA was positive $9 million, representing an Adjusted EBITDA margin of 8%.
"Our business once again showed itself to be on a solid trajectory this quarter," said Simon Khalaf, CEO of Marqeta. "Alongside continued scale and operational efficiencies, we saw growth from both major fintech customers expanding into new use cases and geographies, as well as growth from newer customers and embedded finance use cases. All put together, it speaks volumes to the breadth and depth of the Marqeta platform."

Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced the global expansion of its U.S. partnership with Uber Eats into eight additional markets: Canada, Australia, Mexico, Brazil, Colombia, Peru, Chile and Costa Rica. Marqeta’s platform allows Uber Eats to reduce effort and time-to-market for each subsequent new market launch, showcasing the global reach of Marqeta’s platform and the strong partnership with Uber since 2020.
•Marqeta supported the launch of a new and improved Klarna Card, open to all U.S. Klarna users, which is built into the Klarna app and provides flexible payment options with no revolving credit, allowing users to either pay a monthly statement in full with no interest, or pay over time. The card comes with personalized spending and budgeting recommendations and up to 10% cashback when used inside the Klarna app. Marqeta has supported Klarna's business since 2016, across multiple card projects in North America, Europe and Australia and New Zealand.
•Marqeta announced that it will power the Rain Card, a branded debit card that will enable Rain's customers, such as McDonald’s, Taco Bell, Hilton and Marriott, to disburse earned wages onto cards seamlessly. In addition, through its strategic partnership with Rain, Marqeta can expand the scope of its early wage access offerings to add more value for employers across diverse sectors of the economy.

Marqeta announced that its Board of Directors has authorized a new share repurchase program for up to $200 million of its Class A common stock, demonstrating the Board's continued confidence in Marqeta's business and market opportunity not currently reflected in the company's market valuation.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended March 31,		% Change
	2024	2023
Financial metrics:
Net revenue	$117,968	$217,343	(46%)
Gross profit	$84,161	$89,164	(6%)
Gross margin	71%	41%	30 ppts
Total operating expenses	$134,013	$176,597	(24%)
Net loss	($36,060)	($68,801)	48%
Net loss margin	(31%)	(32%)	1 ppts
Net loss per share - basic and diluted	($0.07)	($0.13)	46%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$66,666	$50,020	33%
Adjusted EBITDA [2]	$9,228	($4,346)	312%
Adjusted EBITDA margin [2]	8%	(2%)	10 ppts
Non-GAAP operating expenses [2]	$74,933	$93,510	(20%)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
First Quarter 2024 Financial Results:
Total Processing Volume increased by 33% year-over-year, rising to $67 billion from $50 billion in the first quarter of 2023.
Net Revenue of $118 million decreased by $99 million, or (46)% year-over-year, primarily due to a contract renewal with Cash App, which resulted in a change in revenue presentation in addition to reduced pricing. The revenue presentation change involves the fees owed to Issuing Banks and Card Networks related to the Cash App primary Card Network volume, which are netted against revenue earned from the Cash App program within Net Revenue, resulting in a reduction of $126 million, negatively impacting the growth rate by 58 percentage points. In prior periods, these costs were included within Costs of Revenue.
Gross Profit decreased by 6% year-over-year, declining to $84 million from $89 million in the first quarter of 2023 primarily due to reduced pricing from the Cash App renewal. Gross Margin was 71% in the first quarter of 2024.
Net Loss decreased by $33 million year-over-year to $36 million in the quarter due to decreased operating expenses partially offset by the decrease in gross profit.
Adjusted EBITDA was $9 million in the first quarter of 2024, increasing by $14 million year-over year. Adjusted EBITDA margin was 8% in the first quarter of 2024, an increase of 10 percentage points versus last year.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until May 14, 2024, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13745411.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding expected accounting treatment and changes to revenue and gross profit; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing, as Marqeta expects; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk of financial services and banking sector instability and follow on effects to fintech companies; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in more than 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$117,968	$217,343
Costs of revenue	33,807	128,179
Gross profit	84,161	89,164
Operating expenses:
Compensation and benefits	108,111	147,759
Technology	13,118	14,590
Professional services	3,870	5,437
Occupancy	1,094	1,154
Depreciation and amortization	3,537	1,980
Marketing and advertising	378	441
Other operating expenses	3,905	5,236
Total operating expenses	134,013	176,597
Loss from operations	(49,852)	(87,433)
Other income, net	13,926	11,672
Loss before income tax expense	(35,926)	(75,761)
Income tax expense (benefit)	134	(6,960)
Net loss	$(36,060)	$(68,801)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	517,987,361	539,744,130

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$970,357	$980,972
Restricted cash	8,500	8,500
Short-term investments	228,324	268,724
Accounts receivable, net	23,422	19,540
Settlements receivable, net	36,511	29,922
Network incentives receivable	54,223	53,807
Prepaid expenses and other current assets	26,830	27,233
Total current assets	1,348,167	1,388,698
Operating lease right-of-use assets, net	5,814	6,488
Property and equipment, net	28,138	18,764
Intangible assets, net	34,167	35,631
Goodwill	123,523	123,523
Other assets	18,552	16,587
Total assets	$1,558,361	$1,589,691
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$916	$1,420
Revenue share payable	189,864	173,645
Accrued expenses and other current liabilities	147,802	161,514
Total current liabilities	338,582	336,579
Operating lease liabilities, net of current portion	4,080	5,126
Other liabilities	5,034	4,591
Total liabilities	347,696	346,296
Stockholders' equity :
Preferred stock	—	—
Common stock	52	52
Additional paid-in capital	2,072,692	2,067,776
Accumulated other comprehensive (loss) income	(824)	762
Accumulated deficit	(861,255)	(825,195)
Total stockholders’ equity	1,210,665	1,243,395
Total liabilities and stockholders' equity	$1,558,361	$1,589,691

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(36,060)	$(68,801)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,537	1,980
Share-based compensation expense	44,434	45,999
Non-cash postcombination compensation expense	—	32,430
Non-cash operating leases expense	674	607
Amortization of premium (accretion of discount) on short-term investments	(978)	(975)
Other	181	209
Changes in operating assets and liabilities:
Accounts receivable	(4,271)	1,554
Settlements receivable	(6,589)	6,768
Network incentives receivable	(416)	(16,702)
Prepaid expenses and other assets	538	7,203
Accounts payable	115	224
Revenue share payable	16,219	4,674
Accrued expenses and other liabilities	(16,020)	(24,907)
Operating lease liabilities	(938)	(809)
Net cash provided by (used in) operating activities	426	(10,546)
Cash flows from investing activities:
Purchases of property and equipment	(1,191)	(577)
Capitalization of internal-use software	(5,307)	(3,032)
Business combination, net of cash acquired	—	(131,914)
Purchases of short-term investments	—	(70,807)
Maturities of short-term investments	40,000	108,000
Net cash provided by (used in) investing activities	33,502	(98,330)
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	49	1,016
Taxes paid related to net share settlement of restricted stock units	(10,917)	(3,746)
Repurchase of common stock	(33,675)	(21,826)
Net cash used in financing activities	(44,543)	(24,556)
Net decrease in cash, cash equivalents, and restricted cash	(10,615)	(133,432)
Cash, cash equivalents, and restricted cash- Beginning of period	989,472	1,191,646
Cash, cash equivalents, and restricted cash - End of period	$978,857	$1,058,214

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2024	2023	Year over Year Change Q1'24 vs Q1'23
First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating performance:
Net revenue	$117,968	$118,822	$108,891	$231,115	$217,343	(46%)
Costs of revenue	33,807	35,589	36,383	146,506	128,179	(74%)
Gross profit	84,161	83,233	72,508	84,609	89,164	(6%)
Gross margin	71%	70%	67%	37%	41%	30	ppts
Operating expenses:
Compensation and benefits	108,111	109,203	115,846	126,788	147,759	(27%)
Technology	13,118	13,938	13,930	13,154	14,590	(10%)
Professional services	3,870	7,172	4,197	4,873	5,437	(29%)
Occupancy and equipment	1,094	1,076	1,074	1,057	1,154	(5%)
Depreciation and amortization	3,537	3,159	3,108	2,494	1,980	79%
Marketing and advertising	378	1,219	346	561	441	(14%)
Other operating expenses	3,905	3,804	3,833	5,103	5,236	(25%)
Total operating expenses	134,013	139,571	142,334	154,030	176,597	(24%)
Loss from operations	(49,852)	(56,338)	(69,826)	(69,421)	(87,433)	43%
Other income (expense), net	13,926	14,932	15,074	10,762	11,672	19%
Loss before income tax expense	(35,926)	(41,406)	(54,752)	(58,659)	(75,761)	53%
Income tax expense (benefit)	134	(1,030)	238	138	(6,960)	(102%)
Net loss	$(36,060)	$(40,376)	$(54,990)	$(58,797)	$(68,801)	48%
Loss per share - basic and diluted	$(0.07)	$(0.08)	$(0.10)	$(0.11)	$(0.13)	46%
TPV (in millions)	$66,666	$61,979	$56,650	$53,615	$50,020	33%
Adjusted EBITDA	$9,228	$3,292	$(2,062)	$824	$(4,346)	312%
Adjusted EBITDA margin	8%	3%	(2%)	—%	(2%)	10	ppts
Financial condition:
Cash and cash equivalents	$970,357	$980,972	$947,749	$950,157	$1,050,414	(8%)
Restricted cash	$8,500	$8,500	$7,800	$9,375	$7,800	9%
Short-term investments	$228,324	$268,724	$349,395	$432,354	$408,675	(44%)
Total assets	$1,558,361	$1,589,691	$1,603,249	$1,704,143	$1,774,183	(12%)
Total liabilities	$347,696	$346,296	$308,166	$331,528	$340,533	2%
Stockholders' equity	$1,210,665	$1,243,395	$1,295,083	$1,372,615	$1,433,650	(16%)
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended March 31,
	2024	2023
GAAP net revenue	$117,968	$217,343
GAAP net loss	$(36,060)	$(68,801)
GAAP net loss margin	(31%)	(32%)
GAAP total operating expenses	$134,013	$176,597

GAAP net loss	$(36,060)	$(68,801)
Depreciation and amortization expense	3,537	1,980
Share-based compensation expense	44,434	45,999
Payroll tax expense related to share-based compensation	1,165	640
Acquisition-related expenses (1)	9,944	34,468
Other (income) expense, net	(13,926)	(11,672)
Income tax expense (benefit)	134	(6,960)
Adjusted EBITDA	$9,228	$(4,346)
Adjusted EBITDA Margin	8%	(2%)

GAAP Total operating expenses	$134,013	$176,597
Depreciation and amortization expense	(3,537)	(1,980)
Share-based compensation expense	(44,434)	(45,999)
Payroll tax expense related to share-based compensation	(1,165)	(640)
Acquisition-related expenses	(9,944)	(34,468)
Non-GAAP operating expenses	$74,933	$93,510
_______________
(1) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.